UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/29/2012 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-33600

Delaware	20-8819207
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)

(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

hhgregg, Inc. (the "Company") received $40 million of insurance proceeds related to the untimely death of its Executive Chairman of the Board and former Chief Executive Officer, Mr. Jerry W. Throgmartin. The insurance proceeds were related to a key man life insurance policy that the Company held on Mr. Throgmartin. Of the $40 million of insurance proceeds, approximately $600,000 will be paid as severance to Mr. Throgmartin's personal estate over the two-year period following his death in accordance with the terms of his employment agreement. The remaining $39.4 million will remain with the Company and be used for general corporate and working capital purposes. The Company does not expect to record any tax expense related to the insurance proceeds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: February 29, 2012	By:	/s/ Jeremy J. Aguilar
Jeremy J. Aguilar
Chief Financial Officer